Exhibit 99.1

For information contact:

Mary Beth Higgins Herbst Gaming (702) 740-4576

HERBST GAMING, INC. ANNOUNCES CHANGE TO PURCHASE PRICE FOR IOWA RIVERBOAT CASINO

LAS VEGAS, NEVADA – JANUARY 26, 2005 – Herbst Gaming, Inc., in connection with its previously announced purchase of three casinos in Iowa and Missouri, announced that it has entered into an amendment to its purchase agreement with Southern Iowa Gaming Co. to change the purchase price for the Lakeside Casino & Resort in Osceola, Iowa (“Lakeside”) to $160,819,318.  The amendment to the purchase price is the result of lower than expected recent operating results at Lakeside.  All other material terms of the purchase agreements for the casinos remain unchanged.

This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operations of the Company and its subsidiaries which involve risks and uncertainties, including, but not limited to, financial market risks, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission.  These forward-looking statements generally can be identified by phrases such as the Company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other words or phrases of similar import.  Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  For more information, review the Company’s filings with the Securities and Exchange Commission.